Exhibit 10.1
                                 Award Agreement

This Award Agreement (the "Agreement") is entered into as of June 12, 2006 (the "Grant Date"), by and between Sprint Nextel Corporation, a Kansas corporation (together with its direct and indirect subsidiaries, "Sprint") and _____________________ (the "Director"), a director of Sprint for the grant of restricted stock units with respect to Sprint's common stock, par value $2.00 per share ("Common Stock").

In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1.   Defined  Terms  Incorporated from 1997 Long-Term  Stock Incentive Program

Capitalized terms used in this Award Agreement and not defined herein shall have the meanings set forth in Sprint's 1997 Long-Term Stock Incentive Program (the "Program").

2. Grant of Restricted Stock Units

Sprint hereby grants to Director under the Program 4,419 restricted stock units (the "RSUs"). Each RSU represents the unsecured right to require Sprint to deliver to Director one share of Common Stock. With respect to 100% of the RSUs, the "vesting date" and "delivery date" is the date of Sprint's 2007 Annual Meeting of Shareholders. The RSUs are governed by, and this Agreement hereby incorporates, the Standard Terms of Other Stock Unit Awards set forth in Section 9(c) of the Program except as provided in Section 3 below.

3. Terms different from Standard Terms

3.01 Reinvestment of Dividends. On each date on which Sprint pays a dividend on the Common Stock, the RSUs will accrue additional whole or fractional RSUs equal to the number of shares of Common Stock the dividend would buy at the fair market value of Common Stock on the dividend payment date. These additional shares vest and are subject to delivery at the same time as the shares originally payable under the RSU.

3.02 Deferral of delivery not permitted. Director will not have the ability to defer delivery of the RSUs under the provisions of Section 9(c)(ii).

4.  Plan Information

Director hereby acknowledges having read the 1997 Long-Term Stock Incentive Program Plan Information Statement dated June 2006. To the extent not inconsistent with the provisions of this Agreement, the terms of such information statement and the Program are hereby incorporated by this reference.

In Witness Whereof, Sprint has caused this Agreement to be executed by its duly authorized officer and the Director has executed the same as of the Grant Date.

                                        Sprint Nextel Corporation


                                        By:___________________________
                                                Authorized Officer


                                           ___________________________
                                                "Director"